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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 as filed with the Securities and Exchange Commission on October 9, 2002) of our report dated March 25, 2002, with respect to the financial statements of the FleetBoston Financial Corporation Employee Stock Purchase Plan included in the Plan's Annual Report (Form 11-K), for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP


                                               ERNST & YOUNG LLP


Boston, Massachusetts
October 7, 2002